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Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT (364-DAY)

        This First Amendment to Credit Agreement (364-Day) (the "Amendment") dated as of April 8, 2004 by and among Alliance Data Systems Corporation (the "Borrower"), the Guarantor party hereto, the Banks party hereto, and Harris Trust and Savings Bank, as Administrative Agent;

W I T N E S S E T H:

        WHEREAS, the Borrower, the Guarantors, the Banks, and the Administrative Agent have heretofore executed and delivered a Credit Agreement (364-Day) dated as of April 10, 2003 (the "Credit Agreement"); and

        WHEREAS, the Borrower, the Guarantors, the Banks and the Agent desire to amend the Credit Agreement to extend the Maturity Date and to make certain other amendments to the Credit Agreement as set forth herein;

        NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the Borrower, the Banks and the Administrative Agent hereby agree as follows:

        1.     The definition of "Maturity Date" contained in Section 1.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "Maturity Date" means April 7, 2005.

        2.     The Borrower has requested that from and after the Effective Time the Commitments of the Banks be reallocated among the Banks; provided that the aggregate amount of the Commitments do not exceed $150,000,000. Accordingly, the Commitments of the Banks set forth on Schedule I to the Credit Agreement are hereby amended in their entirety and as so amended shall be as set forth on Schedule I to this Amendment.

        3.     This Amendment shall become effective as of the opening of business on April 8, 2004 (the "Effective Time") subject to the conditions precedent that on or before such date:

          (a)   the Administrative Agent shall have received counterparts hereof executed by the Borrower, Guarantor and each Bank;

          (b)   the Administrative Agent shall have received certified copies of resolutions of the Board of Directors of the Borrower and Guarantor authorizing the execution and delivery of this Amendment, indicating the authorized signers of this Amendment and the specimen signatures of such signers; and

          (c)   an opinion of counsel to the Borrower and Guarantor in form reasonably acceptable to the Administrative Agent and covering such matters relating to the transactions contemplated hereby as the Administrative Agent or the Required Banks may reasonably request.

        4.1.  To induce the Administrative Agent and the Banks to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Banks that: (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); (b) no Default or Event of Default exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by the Borrower and the Credit Agreement, as amended by this Amendment, is the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and in the absence of which would adversely effect, the legal and valid execution and delivery or performance by the Borrower of this Amendment or the performance by the Borrower of the Credit Agreement, as amended by this Amendment.

        4.2.  This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

        4.3.  Except as specifically provided above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Administrative Agent or any Bank under the Credit Agreement or any Note, nor constitute a waiver or modification of any provision of any of the Credit Agreement or any Note.

        4.4.  This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of Illinois.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

ALLIANCE DATA SYSTEMS CORPORATION, as Borrower
By:	/s/ ROBERT P. ARMIAK Robert P. Armiak Name: Robert P. Armiak Title: Senior Vice President & Treasurer
ADS ALLIANCE DATA SYSTEMS, INC., as a Guarantor
By:	/s/ ROBERT P. ARMIAK Name: Robert P. Armiak Title: Senior Vice President & Treasurer
HARRIS TRUST AND SAVINGS BANK, individually, as Letter of Credit Issuer and as Administrative Agent
By:	/s/ PETER F. STACK Name: Peter F. Stack Title: Vice President
SUNTRUST BANK
By:	/s/ BRIAN K. PETERS Name: Brian K. Peters Title: Managing Director
BANK ONE, N.A. (Main Office Chicago)
By:	/s/ MARK WASDEN Name: Mark Wasden Title: Director
WACHOVIA BANK, N.A.
By:	/s/ STEVEN L. HIPSMAN Name: Steven L. Hipsman Title: Director

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JPMORGAN CHASE BANK
By:	/s/ MICHAEL J. LISTER Name: Michael J. Lister Title: Vice President
HUNTINGTON NATIONAL BANK
By:	/s/ LYNN A. KARR Name: Lynn A. Karr Title: Senior Vice President
CREDIT SUISSE FIRST BOSTON, Acting Through Its Cayman Islands Branch
By:	/s/ PETER CHAUVIN Name: Peter Chauvin Title: Vice President
By:	/s/ ALAIN DAOUST Name: Alain Daoust Title: Director
U.S. BANK N.A.
By:	/s/ JOSEPH L. SOOTER, JR. Name: Joseph L. Sooter, Jr. Title: Vice President
UNION BANK OF CALIFORNIA, N.A.
By:	/s/ CLIFFORD F. CHO Name: Clifford F. Cho Title: Assistant Vice President
FIFTH THIRD BANK (Central Ohio)
By:	/s/ KRISTIE L. NICOLOSI Name: Kristie L. Nicolosi Title: Assistant Vice President
BARCLAYS BANK PLC
By:	/s/ ALISON MCGUIGAN Name: Alison McGuigan Title: Associate Director

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Schedule I

Bank	Commitment
Harris Trust and Savings Bank	$15,000,000
SunTrust Bank	$20,000,000
Bank One, N.A. (Main Office Chicago)	$10,000,000
Wachovia Bank, N.A.	$15,000,000
JPMorgan Chase Bank	$10,000,000
Huntington National Bank	$15,000,000
Barclays Bank PLC	$20,000,000
Fifth Third Bank	$15,000,000
Credit Suisse First Boston Cayman Islands Branch	$10,000,000
Union Bank of California, N.A.	$10,000,000
U.S. Bank N.A.	$10,000,000

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  Exhibit 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT (364-DAY)
Schedule I